As filed with the Securities and Exchange Commission on September 30, 2015

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IHS Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3769440
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

15 Inverness Way East

Englewood, CO 80112

(303) 790-0600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

STEPHEN GREEN

Executive Vice President, Legal & Corporate Secretary

IHS Inc.

15 Inverness Way East

Englewood, CO 80112

(303) 790-0600

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

JOSEPH A. HALL

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

* Certain subsidiaries of IHS Inc. are also registrants and are identified on the following page.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Class A common stock, par value $0.01 per share
Series A junior participating preferred stock purchase rights (2)
Preferred stock
Depositary shares representing preferred stock
Senior debt securities
Subordinated debt securities
Guarantees of debt securities (3)
Warrants
Purchase contracts
Units

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	Each share of Class A common stock includes one series A junior participating preferred stock purchase right pursuant to a rights agreement between the registrant and the rights agent. The series A junior participating preferred stock purchase rights will initially trade together with the Class A common stock. The value attributable to the series A junior participating preferred stock purchase rights, if any, is reflected in the offering price of the Class A common stock.
(3)	No separate consideration will be received for the guarantees of the debt securities being registered. In accordance with Rule 457(n), no additional registration fee is payable with respect to the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number

IHS Holding Inc.	Delaware	7370	13-3425968

IHS Global Inc.	Delaware	7370	22-2721160

R.L. Polk & Co.	Delaware	7370	38-0934730

CARFAX, Inc.**	Pennsylvania	7370	25-1465303

*	The address, including zip code, and telephone number, including area code, of IHS Holding Inc., IHS Global Inc. and R.L. Polk & Co.’s principal executive offices is c/o IHS Inc., 15 Inverness Way East, Englewood, CO 80112 (303) 790-0600.
**	The address, including zip code, and telephone number, including area code, of CARFAX, Inc. is c/o CARFAX, Inc., CARFAX Inc. Corporate Office, 5860 Trinity Parkway, Centreville, VA 20120 (703) 934-2664.

PROSPECTUS

IHS Inc.

CLASS A COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

PURCHASE CONTRACTS

UNITS

From time to time, we may offer Class A common stock, preferred stock, depositary shares, debt securities, warrants, purchase contracts or units. Specific terms of these securities will be provided in supplements to this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

See “Risk Factors” beginning on page 11 of our Annual Report on Form 10-K for the year ended November 30, 2014 which is incorporated by reference herein, to read about factors you should consider before buying these securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

September 30, 2015

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

The terms “IHS,” “we,” “us,” and “our” refer to IHS Inc. and, unless the context otherwise requires, its consolidated subsidiaries.

IHS INC.

We are a leading source of information, insight, and analytics in critical areas that shape today’s business landscape. Businesses and governments around the globe rely on our comprehensive content, expert independent analysis, and flexible delivery methods. Our aim is to embed our solutions within the entire spectrum of our customers’ organizations, enabling executive level capital deployment strategies and following decision-making activities throughout their organizations to front-line employees tasked with managing complex core daily operations. We serve customers across global interconnected capital-intensive industries, including energy and natural resources, chemicals, technology, automotive, aerospace and defense, and maritime and trade.

Our core competency is sourcing data and transforming it into critical information and insight that businesses, governments, and others use to make high-impact decisions with confidence. We are a sought-after resource for those who require and demand the most accurate and expertly analyzed information available. We are dedicated to providing the information and expert analysis our customers need to make critical decisions that drive growth and value for their operations.

By integrating and connecting our information, analytics, and research and analysis with proprietary and widely used decision-support technology on scalable platforms, we produce critical information and analytical solutions designed to meet our customers’ needs. Our product development teams have also created proprietary Web services and application interfaces that enhance access to our information. These services allow our customers to integrate our information with other data, business processes, and applications (such as computer-aided design, enterprise resource planning, supply chain management, and product data/lifecycle management).

We have been in business since 1959, were incorporated in the State of Delaware in 1994, and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, we are committed to sustainable, profitable growth and employ approximately 8,800 people in 32 countries around the world.

Our principal executive offices are located at 15 Inverness Way East, Englewood, Colorado 80112, and our telephone number is (303) 790-0600. We use our website (www.ihs.com) and corporate Twitter account (@IHS) as channels of distribution of company information. None of the information provided on our website or through social media channels is incorporated into this prospectus or the registration statement of which it forms a part.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Annual Report on Form 10-K for the fiscal year ended November 30, 2014 filed with the SEC on January 16, 2015;

(b)	Definitive Proxy Statement on Schedule 14A for our 2015 Annual Meeting of Stockholders filed with the SEC on February 25, 2015 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended November 30, 2014);

(c)	Quarterly Reports on Form 10-Q for the three months ended February 28, 2015, May 31, 2015 and August 31, 2015 filed with the SEC on March 24, 2015, June 24, 2015 and September 29, respectively; and

(d)	Current Reports on Form 8-K filed with the SEC on January 22, 2015, April 13, 2015, May 19, 2015 (with respect to Item 5.02 and exhibit 99.1 thereto), June 2, 2015 (excluding Item 7.01 and exhibit 99.1 thereto), June 3, 2015, June 12, 2015, June 23, 2015 (with respect to Item 8.01 thereto and, to the extent specifically incorporated by reference into Item 8.01 thereto, exhibit 99.1 thereto), June 24, 2015 and September 17, 2015.

You may request a copy of these filings at no cost, by writing or telephoning our investor relations department at IHS Inc., 15 Inverness Way East, Englewood, Colorado 80112, telephone number (303) 790-0600.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” the negative of these terms, and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding: guidance and predictions relating to expected operating results, such as revenue growth and earnings; strategic actions, including acquisitions and dispositions, anticipated benefits from strategic actions, and our success in integrating acquired businesses; anticipated levels of capital expenditures in future periods; our belief that we have sufficient liquidity to fund our ongoing business operations; expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings; and our strategy for customer retention, growth, product development, market position, financial results, and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: economic and financial conditions, including volatility in interest and exchange rates; our ability to manage system failures, capacity constraints, and cyber risks; our ability to successfully manage risks associated with changes in demand for our products and services as well as changes in our targeted industries; our ability to develop new platforms to deliver our products and services, pricing, and other competitive pressures, and changes in laws and regulations governing our business; the extent to which we are successful in gaining new long-term relationships with customers or retaining existing ones and the level of service failures that could lead customers to use competitors’ services; our ability to successfully identify and integrate acquisitions into our existing businesses and manage risks associated therewith; our ability to satisfy our debt obligations and our other ongoing business obligations; and the other factors described under the caption “Risk factors” in our Annual Report on Form 10-K for the year ended November 30, 2014 or incorporated by reference.

Any forward-looking statement in this prospectus speaks only as of the date of this prospectus. Any forward-looking statement in a document incorporated by reference speaks only as of the date of the applicable document. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. Earnings were calculated by adding (1) income from continuing operations before income taxes, (2) interest expense and (3) imputed interest expense on lease commitments. Fixed charges were calculated by adding interest expense and imputed interest expense on lease commitments.

Nine Months Ended August 31,	Year Ended November 30,
2015	2014	2013	2012	2011	2010
4.20	4.84	3.87	7.96	10.81	23.70

DESCRIPTION OF CAPITAL STOCK

General Matters

The following description of our capital stock and the relevant provisions of our certificate of incorporation, our bylaws and applicable provisions of law are summaries thereof and are qualified by reference to our certificate of incorporation and bylaws, copies of which have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part or to our Annual Report on Form 10-K, and such applicable provisions of law.

Our authorized capital stock consists of 160,000,000 shares of Class A common stock, $0.01 par value, and 1,600,000 shares of preferred stock, which the board of directors may issue with or without par value. The Class A common stock is our only class of common stock outstanding.

Common Stock

Voting Rights.  The holders of our Class A common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. We have not provided for cumulative voting for the election of directors in our certificate of incorporation.

Dividend Rights.  Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor. See “Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities—Dividend Policy” in our Annual Report on Form 10-K for the year ended November 30, 2014, which is incorporated by reference herein. In the event a dividend is paid in the form of shares of common stock or rights to acquire common stock, the holders of Class A common stock shall receive Class A common stock, or rights to acquire Class A common stock, as the case may be.

Conversion.  Our Class A common stock is not convertible into any other shares of our capital stock. No class of common stock may be subdivided or combined unless the other class of common stock concurrently is subdivided or combined in the same proportion and in the same manner.

Liquidation Rights.  In the event of liquidation, dissolution, distribution of assets or winding up, the holders of Class A common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

Other Matters.  The Class A common stock has no preemptive or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A common stock. All outstanding shares of Class A common stock are fully paid and non-assessable, and the shares of Class A common stock to be issued upon completion of any offering pursuant to this prospectus will be fully paid and non-assessable.

Preferred Stock

When we offer to sell a particular series of preferred stock, we will describe the specific terms of such series in a supplement to this prospectus. The preferred stock will be issued under a certificate of designations relating to each series of preferred stock and is also subject to our certificate of incorporation.

The board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without any vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control and may adversely affect the voting, dividend and other rights of the holders of common stock.

As of the date hereof, no shares of our preferred stock are outstanding and, other than shares of preferred stock that may become issuable pursuant to our rights agreement, we have no present plans to issue any shares of our preferred stock. See “—Rights Agreement.”

We have reserved 1,600,000 shares of our series A junior participating preferred stock to be made available upon exercise of our preferred share purchase rights.

All shares of preferred stock offered will be fully paid and non-assessable. Any shares of preferred stock that are issued may have priority over the Class A common stock with respect to dividend or liquidation rights or both.

The transfer agent for each series of preferred stock will be described in the prospectus supplement for such series.

Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and Bylaws

Under Delaware law, our certificate of incorporation and our bylaws contain certain provisions, which are summarized below, that:

•	are expected to discourage coercive takeover practices and inadequate takeover bids;

•	are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors;

•	could have the effect of delaying, deferring or discouraging another party from acquiring control of us;

•	could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts;

•	could prevent changes in our management; and

•	could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Classified Board.  Our certificate of incorporation provides that our board of directors are divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board. Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board but must consist of not less than three or more than fifteen directors.

Removal of Directors;  Vacancies. Under the Delaware General Corporation Law (the “DGCL”), unless otherwise provided in our certificate of incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our certificate of incorporation and bylaws provides that directors may be removed only for cause and only upon the affirmative vote of the holders of at least 66 2⁄3% of the votes of the outstanding shares of our common stock entitled to be cast in the election of directors. In addition, our certificate of incorporation provides that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the number of directors voting would not constitute a quorum.

Supermajority Provisions.  The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that the following provisions in the certificate of incorporation may be amended only by a vote of 66 2⁄3% or more of all of the votes of the outstanding shares of our common stock entitled to be cast:

•	classified board, including the election and term of our directors;

•	the removal of directors and the filling of vacancies on our board of directors;

•	the prohibition on stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in the Chairman of our board of directors or our president or corporate secretary acting at the direction of our board of directors;

•	the ability of our board of directors to adopt, amend and/or repeal our bylaws without a stockholder vote; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2⁄3% supermajority vote.

In addition, our certificate of incorporation grants our board of directors the authority to amend our bylaws without a stockholder vote in any manner that is consistent with the laws of the State of Delaware and our certificate of incorporation. Our certificate of incorporation also provides that the following provisions in our bylaws may be amended only by a vote of 66 2⁄3% or more of all of the votes of the outstanding shares of the Class A common stock entitled to be cast:

•	the ability to call a special meeting of stockholders being vested solely in the Chairman of our board of directors or our president or secretary acting at the direction of our board of directors;

•	the advance notice requirements for stockholder proposals and director nominations;

•	the number, election and term of our directors;

•	the removal of directors and the filling of vacancies on our board of directors; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2⁄3% supermajority vote.

Authorized but Unissued Capital Stock.  The DGCL does not require stockholder approval for any issuance of authorized shares. In addition, the listing requirements of the New York Stock Exchange, which will apply to us so long as our Class A common stock is listed on the New York Stock Exchange, only require stockholder approval of certain issuances that equal or exceed 20% of the then-outstanding voting power or then-outstanding number of shares of Class A common stock (or, in the case of certain related-party and other transactions, 1% or 5% of the then-outstanding voting power or then-outstanding number of shares of Class A common stock).

The ability to issue authorized but unissued capital stock could enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of stock at prices higher than prevailing market prices.

Undesignated Preferred Stock.  The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company.

Limits on Written Consent and Special Meetings.  Our certificate of incorporation prohibits stockholder action by written consent. It also provides that special meetings of our stockholders may be called only by the Chairman of our board of directors or by our president or corporate secretary at the direction of our board of directors.

Advance Notice Requirements for Nominations.  Our bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement is first made by us of the date of such meeting. If the number of directors to be elected to our board of directors at an annual meeting is increased and there is no public announcement by us naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for the additional directorships, if it is delivered to our corporate secretary not later than the close of business on the tenth day following the day on which such public announcement is first made by us.

Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary no earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting and of the nominees proposed by our board of directors to be elected at such meeting.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

•	the name and record address of the stockholder and the beneficial owner;

•	the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

•	a representation that the stockholder is a holder of record of our stock entitled to vote at that meeting and that the stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•	a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee, or otherwise to solicit proxies from stockholders in support of such nomination.

As to each person whom the stockholder proposes to nominate for election as a director, the notice must include:

•	all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended; and

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Advance Notice of Stockholder Proposals.  Our bylaws also contain advance notice procedures with regard to stockholder proposals not related to director nominations. These notice procedures, in the case of an annual meeting of stockholders, are the same as the notice requirements for stockholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by our corporate secretary.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth, as to each matter the stockholder and the beneficial owner (if any) proposes to bring before the meeting:

•	a description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend our bylaws, the language of the proposed amendment), the reasons for conducting the business at the meeting and any material interest in such business of such stockholder and beneficial owner on whose behalf the proposal is made;

•	the name and record address of the stockholder and beneficial owner;

•	the class and number of shares of our capital stock which are owned beneficially and of record by the stockholder and the beneficial owner;

•	a representation that the stockholder is a holder of record of our stock entitled to vote at the meeting and that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and

•	a representation as to whether the stockholder or the beneficial owner intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the business proposal, or otherwise to solicit proxies from stockholders in support of such proposal.

Limitations on Liability and Indemnification Matters.  The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for actions taken as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL (unlawful dividends); or

•	for transactions from which the director derived improper personal benefit.

Our certificate of incorporation and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Rights Agreement.  We entered into a rights agreement in conjunction with our initial public offering. Pursuant to our rights agreement, one series A junior participating preferred stock purchase right (a “Class A right”) was issued for each share of our Class A common stock outstanding on the date that offering was completed. The Class A rights were issued subject to the terms of our rights agreement.

Our board of directors adopted our rights agreement to protect our stockholders from coercive or otherwise unfair takeover tactics. However, our rights agreement may also prevent takeovers that you would consider beneficial to you or us.

In general terms, our rights agreement works by imposing a significant penalty upon any person or group that acquires 15% or more of our outstanding Class A common stock without the approval of our board of directors. We provide the following summary description below. However, this description is only a summary, is not complete, and should be read together with our entire rights agreement, which has been publicly filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

Our board of directors authorized the issuance of one Class A right for each share of Class A common stock outstanding on the date hereof.

Our Class A rights initially trade with, and are inseparable from, the Class A common stock. Our Class A rights are evidenced only by Class A certificates that represent shares of our Class A common stock. New rights will accompany any new shares of Class A common stock we issue after the date hereof until the date on which the rights are distributed as described below.

Each of our Class A rights will allow its holder to purchase from us one one-hundredth of a share of our series A junior participating preferred stock for $100.00, once the rights become exercisable. Prior to exercise, our Class A rights do not give their holders any dividend, voting or liquidation rights.

Our Class A rights will not be exercisable until:

•	ten business days after the public announcement that a person or group has become an “acquiring person” by obtaining beneficial ownership of 15% or more of our outstanding Class A common stock or, if earlier,

•	ten business days (or a later date determined by our board of directors before any person or group becomes an acquiring person) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an acquiring person.

Our rights agreement contains provisions excluding TBG Holdings N.V., Urvanos Investments Limited and certain of their transferees from the operation of the adverse terms of our rights agreement.

Until the date our Class A rights become exercisable, our certificates of Class A common stock also evidence our Class A rights, and any transfer of shares of the Class A common stock constitutes a transfer of our Class A rights. After that date, our Class A rights will separate from the Class A common stock and be evidenced by book entries by the rights agent and by Class A rights certificates that we will mail to all eligible holders of our Class A common stock. Any of our Class A rights held by an acquiring person are void and may not be exercised.

If a person or group becomes an acquiring person, all holders of our Class A rights except the acquiring person may, for the then applicable exercise price, purchase shares of our Class A common stock with a market value of twice the then applicable exercise price, based on the market price of our Class A common stock prior to such acquisition.

If we are later acquired in a merger or similar transaction after the date our Class A rights become exercisable, all holders of our Class A rights except the acquiring person may, for the then applicable exercise price, purchase shares of the acquiring corporation with a market value of twice the then applicable exercise price, based on the market price of the acquiring corporation’s stock prior to such merger.

Each one one-hundredth of a share of our series A junior participating preferred stock, if issued:

•	will not be redeemable;

•	will entitle holders to quarterly dividend payments of an amount equal to the greater of (i) $0.01 per share and (ii) the dividend paid on one share of our Class A common stock;

•	will entitle holders upon liquidation to receive an amount equal to the payment made on one share of our Class A common stock;

•	will have the same voting power as one share of our Class A common stock; and

•	if shares of our Class A common stock are exchanged via merger, consolidation or a similar transaction, will entitle holders to a payment equal to the payment made on one share (as may be adjusted) of our Class A common stock.

The value of one one-hundredth interest in a share of our series A junior participating preferred stock purchasable upon exercise of each right should approximate the value of one share of our Class A common stock. Our Class A rights will expire on November 10, 2015.

Our board of directors may redeem our Class A rights for $0.01 per right at any time before any person or group becomes an acquiring person. If our board of directors redeems any of our Class A rights, it must redeem all of our Class A rights. Once our Class A rights are redeemed, the only right of the holders of our Class A rights will be to receive the redemption price of $0.01 per right. The redemption price will be adjusted if we have a stock split or stock dividends of the Class A common stock.

After a person or group becomes an acquiring person, but before an acquiring person owns 50% or more of our outstanding Class A common stock, our board of directors may extinguish our Class A rights by exchanging one share of our Class A common stock or an equivalent security for each Class A right other than Class A rights held by the acquiring person.

Our board of directors shall adjust the purchase price of our series A junior participating preferred stock, the number of shares of our series A junior participating preferred stock issuable and/or the number of our outstanding rights to prevent dilution that may occur from a stock dividend, a stock split or a reclassification of our preferred stock or Class A common stock. No adjustments to the purchase price of our series A junior participating preferred stock of less than 1% will be made.

The terms of our rights agreement may be amended by our board of directors without the consent of the holders of our Class A rights. After a person or group becomes an acquiring person, our board of directors may not amend the agreement in a way that adversely affects holders of our Class A rights.

Delaware Anti-Takeover Statute.  We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the time the person became an interested stockholder unless:

•	prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock which is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their interests.

Under Section 203, a “business combination” generally includes a merger, asset or stock sale, or other similar transaction with an interested stockholder, and an “interested stockholder” is generally a person who, together with its affiliates and associates, owns or, in the case of affiliates or associates of the corporation, owned 15% or more of a corporation’s outstanding voting securities within three years prior to the determination of interested stockholder status.

Listing

Our Class A common stock is listed on the New York Stock Exchange under the symbol “IHS.”

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEPOSITARY SHARES

This section describes the general terms and provisions of a depositary agreement and the related depositary receipts. The applicable prospectus supplement will describe the terms of any depositary agreement and the related depositary receipts issuable thereunder. If any particular terms of the depositary agreements and the related depositary receipts described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We will file a copy of the forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares with the SEC each time we issue depositary shares, and these depositary agreements and depositary receipts will be incorporated by reference into the registration statement of which this prospectus is a part. You should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and principle aggregate amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in part and in the form of one or more global securities;

•	the identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	any material United States federal income tax consequences;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

We may issue guarantees of our debt securities which may be secured or unsecured and which may be senior, subordinated or junior subordinated. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the guarantees of debt securities as well as any general terms that will not apply to those guarantees. To the extent the applicable prospectus supplement or other offering materials relating to an offering of guarantees of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies in which the price of such warrants will be payable;

•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States Federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities. The applicable supplement will describe:

•	the terms of the units and of the purchase contracts, warrants, debt securities, shares of preferred stock, depositary shares, shares of common stock or any combination of such securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities in any of three ways (or in any combination) from time to time:

•	through underwriters, brokers or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Our Class A common stock is listed on the New York Stock Exchange under the symbol “IHS.”

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

VALIDITY OF SECURITIES

The validity of the securities and guarantees, if any, in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP, New York, New York, as to New York law and K&L Gates LLP, Pittsburgh, Pennsylvania, as to Pennsylvania law.

EXPERTS

The consolidated financial statements of IHS Inc. appearing in its Form 8-K dated June 24, 2015, and the effectiveness of IHS Inc.’s internal control over financial reporting as of November 30, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered hereby.

Amount to Be Paid
SEC registration fee	$(1)
Printing	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustee fees	(2)
Transfer agent and registrar fees	(2)
Miscellaneous expenses	(2)

TOTAL	$(2)

(1) Omitted because the registration fee is being deferred pursuant to Rule 456(b).

(2) The amount of these expenses is not presently known.

Item 15.  Indemnification of Directors and Officers

(a)	IHS Inc., IHS Holding Inc., IHS Global Inc. and R.L. Polk & Co. (collectively, the “Delaware Registrants,” and each, a “Delaware Registrant” are each incorporated under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to any of the Delaware Registrants. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Amended and Restated Certificate of Incorporation of IHS Inc. and the Bylaws of each other Delaware Registrant provide for indemnification by each Delaware Registrant of its directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law.

IHS Inc. has entered into indemnification agreements with each of its current and future directors to provide such directors with contractual assurances regarding the scope of indemnification set forth in the registrant’s Amended and Restated Certificate of Incorporation, and to provide additional procedural protections. At present, there is no pending litigation or proceeding involving a director, officer, or employee of the registrant regarding which indemnification is sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or for any transaction from which the director derived an improper personal benefit. IHS Inc.’s Certificate of Incorporation provides for such limitations of liability.

Each Delaware Registrant maintains a standard policy of insurance under which coverage is provided to its respective directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to each Registrant with respect to payments which may be made by such Registrant to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

(b)	CARFAX, Inc. is incorporated under the laws of the State of Pennsylvania.

The PBCL provides that a corporation may indemnify any person who is or is threatened to be made a party to an action by reason of the fact that the person was or is a director, officer, employee or agent (a “representative”) of the corporation (i) under PBCL section 1741 against judgments, settlements, and expenses reasonably incurred in actions brought against the person (other than actions brought by or in the right of the corporation) and (ii) under PBCL section 1742 against expenses reasonably incurred in defending or settling actions by or in the right of the corporation, in each case if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and in addition with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such person was unlawful. No indemnification can be made under PBCL section 1742 in respect of any matter where the person has been adjudged to be liable to the corporation, unless a court determines that the person is fairly and reasonably entitled to indemnity for expenses. Unless ordered by a court, indemnification under those provisions is to be made in the specific case upon a determination that indemnification is proper by the board, by independent legal counsel, or the shareholders. PBCL section 1743 also mandates indemnification of expenses, whether or not the action was brought by or in the right of the corporation, to the extent that the person has been successful in defense of any action or proceeding. PBCL section 1745 authorizes a corporation to pay a representative’s expenses in advance of a final disposition of a matter, upon receipt of an undertaking by the recipient to repay the amounts advanced if it is ultimately determined that the representative is not entitled to be indemnified by the corporation.

PBCL section 1746 provides that the indemnification and advancement provided for in PBCL sections 1741 through 1745 shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled under any bylaw, agreement, vote of shareholders, or otherwise. Section 1746 does not authorize indemnification where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

Article VII of CARFAX, Inc.’s Bylaws provides that CARFAX, Inc. shall indemnify a director, officer and other authorized representatives against any liability incurred in connection with any proceeding in which such director, officer and other authorized representative may be involved as a party or otherwise by reason of the fact that such person is or was serving in an indemnified capacity, including, without limitation, liabilities resulting from any actual or alleged breach or neglect of duty, error, misstatement or misleading statement, negligence, gross negligence or act giving rise to strict or products liability except:

a)	where the indemnification is expressly prohibited by applicable law;

b)	(i) where the conduct of the indemnified representative has been determined to constitute willful misconduct or recklnessness within the meaning of Pennsylvania law or any superseding provision of law sufficient in the circumstances to bar indemnification against liabilities arising from the conduct or (ii) to be based upon or attributable to the receipt by the indemnified representative from CARFAX, Inc. of a personal benefit to which the indemnified representative is not legally entitled; or

c)	to the extent the indemnification has been determined in a final adjudication pursuant to Section 7.06 of Article VII of CARFAX, Inc.’s Bylaws to be otherwise unlawful.

CARFAX, Inc. maintains a standard policy of insurance under which coverage is provided to its directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to CARFAX, Inc. with respect to payments which may be made by CARFAX, Inc. to such officers and directors pursuant to the above indemnification provision or otherwise as a matter of law.

The proposed forms of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provide for indemnification of directors and officers of each Registrant by the underwriters against certain liabilities.

Item 16.  Exhibits and Financial Statement Schedules

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of IHS Inc. (2)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of IHS Inc. (3)

3.3	Amended and Restated Bylaws of IHS Inc.(4)

3.4	Certificate of Incorporation of IHS Holding Inc. (f/k/a TBGIS Inc.) (5)

3.5	Certificate of Amendment of Certificate of Incorporation of IHS Holding Inc. (f/k/a TBGIS Inc.) (5)

3.6	Certificate of Amendment of Certificate of Incorporation of IHS Holding Inc. (f/k/a TBG Information Systems, Inc.) (5)

3.7	Certificate of Amendment of Certificate of Incorporation of IHS Holding Inc. (f/k/a Information Handling Services Group Inc.) (5)

3.8	By-laws of IHS Holding Inc. (f/k/a TBGIS Inc.) (5)

3.9	Certificate of Incorporation of IHS Global Inc. (f/k/a TBG Information Co. Inc.) (5)

3.10	Certificate of Amendment of Certificate of Incorporation of IHS Global Inc. (f/k/a TBG Information Co. Inc.) (5)

3.11	Certificate of Amendment of Certificate of Incorporation of IHS Global Inc. (f/k/a Information Handling Services Inc.) (5)

3.12	Certificate of Correction of IHS Global Inc. (f/k/a IHS International Inc.) (5)

3.13	By-laws of IHS Global Inc. (f/k/a TBG Information Co. Inc.) (5)

3.14	Certificate of Incorporation of R.L. Polk & Co. (5)

3.15	Certificate of Amendment of Certificate of Incorporation of R.L. Polk & Co. (5)

3.16	Certificate of Amendment of Certificate of Incorporation of R.L. Polk & Co. (5)

3.17	Certificate of Amendment of Certificate of Incorporation of R.L. Polk & Co. (5)

3.18	Certificate of Amendment of Certificate of Incorporation of R.L. Polk & Co. (5)

3.19	Restated and Amended Bylaws of R.L. Polk & Co. (5)

3.20	Restated Articles of Incorporation of CARFAX, Inc. (5)

3.21	Certificate of Amendment of Articles of Incorporation of CARFAX, Inc. (5)

3.22	Bylaws of CARFAX, Inc. (5)

4.1	Form of Class A Common Stock Certificate (6)

4.2	Form of Rights Agreement between IHS Inc. and Computershare Trust Company, Inc., as Rights Agent (6)

4.3	Agreement of Substitution and Amendment of Rights Agreement by and between IHS Inc. and American Stock Transfer and Trust Company, LLC, as Rights Agent, dated as of January 20, 2009 (7)

Exhibit No.	Document

4.4**	Form of Senior Indenture

4.5*	Form of Senior Note

4.6**	Form of Subordinated Indenture

4.7*	Form of Subordinated Note

4.8*	Form of Warrant Agreement

4.9*	Form of Purchase Contract

4.10*	Form of Unit Agreement

4.11*	Form of Deposit Agreement

4.12*	Form of Deposit Receipt

5.1**	Opinion of Davis Polk & Wardwell LLP

5.2**	Opinion of K&L Gates LLP

12.1**	Computation of Consolidated Ratio of Earnings to Fixed Charges

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.3**	Consent of K&L Gates LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on the signature page of the Registration Statement)

25.1*	Statement of Eligibility on Form T-1 of Trustee

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

**	Filed herewith.

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Periodic Report on Form 8-K dated July 16, 2013, and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended May 31, 2009, and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the period ended November 30, 2010, and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the period ended November 30, 2011, and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-4 (No. 333-205369) of the Registrant filed on June 30, 2015, as amended, and incorporated herein by reference.

(6)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-1 (No. 333-122565) of the Registrant filed on February 4, 2005, as amended, and incorporated herein by reference.

(7)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the period ended November 30, 2008, and incorporated herein by reference.

Item 17.  Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

(1)   To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)     Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)     The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(c)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	Each of the undersigned registrants hereby undertakes that:

(1)     For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)     For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 30, 2015.

IHS Inc.

By:	/s/ Stephen Green
Stephen Green Executive Vice President, Legal & Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerre L. Stead, Todd S. Hyatt and Stephen Green, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Jerre L. Stead	Chief Executive Officer, Director (Principal Executive Officer)	September 30, 2015
Jerre L. Stead

/s/ Todd S. Hyatt	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	September 30, 2015
Todd S. Hyatt

/s/ Heather Matzke-Hamlin	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 30, 2015
Heather Matzke-Hamlin

/s/ Ruann F. Ernst	Director	September 30, 2015
Ruann F. Ernst

/s/ Christoph v. Grolman	Director	September 30, 2015
Christoph v. Grolman

/s/ Brian H. Hall	Director	September 30, 2015
Brian H. Hall

/s/ Roger Holtback	Director	September 30, 2015
Roger Holtback

/s/ Balakrishnan S. Iyer	Director	September 30, 2015
Balakrishnan S. Iyer

/s/ Deborah Doyle McWhinney	Director	September 30, 2015
Deborah Doyle McWhinney

/s/ Jean-Paul L. Montupet	Director	September 30, 2015
Jean-Paul L. Montupet

/s/ Richard W. Roedel	Director	September 30, 2015
Richard W. Roedel

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 30, 2015.

IHS Holding Inc.

By:	/s/ Stephen Green
	Name:	Stephen Green
	Title:	Executive Vice President, Legal & Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerre L. Stead, Todd S. Hyatt and Stephen Green, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Gear	President, Director (Principal Executive Officer)	September 30, 2015
Jonathan Gear

/s/ Todd S. Hyatt	Executive Vice President, Chief Financial Officer, Director (Principal Financial Officer)	September 30, 2015
Todd S. Hyatt

/s/ Heather Matzke-Hamlin	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2015
Heather Matzke-Hamlin

/s/ Stephen Green	Executive Vice President, Legal & Corporate Secretary, Director	September 30, 2015
Stephen Green

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 30, 2015.

IHS Global Inc.

By:	/s/ Stephen Green
	Name:	Stephen Green
	Title:	Executive Vice President, Legal & Corporate Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerre L. Stead, Todd S. Hyatt and Stephen Green, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Jerre L. Stead	Chief Executive Officer (Principal Executive Officer)	September 30, 2015
Jerre L. Stead

/s/ Todd S. Hyatt	Executive Vice President, Director (Principal Financial Officer)	September 30, 2015
Todd S. Hyatt

/s/ Heather Matzke-Hamlin	Senior Vice President (Principal Accounting Officer)	September 30, 2015
Heather Matzke-Hamlin

/s/ Jonathan Gear	Director	September 30, 2015
Jonathan Gear

/s/ Stephen Green	Executive Vice President, Legal & Corporate Secretary, Director	September 30, 2015
Stephen Green

/s/ Anurug Gupta	Director	September 30, 2015
Anurug Gupta

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on September 30, 2015.

R.L. Polk & Co.

By:	/s/ Stephen Green
	Name:	Stephen Green
	Title:	Executive Vice President & Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerre L. Stead, Todd S. Hyatt and Stephen Green, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Jonathan Gear	President, Director (Principal Executive Officer)	September 30, 2015
Jonathan Gear

/s/ Todd S. Hyatt	Executive Vice President and Chief Financial Officer, Director (Principal Financial Officer)	September 30, 2015
Todd S. Hyatt

/s/ Heather Matzke-Hamlin	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2015
Heather Matzke-Hamlin

/s/ Stephen Green	Executive Vice President & Assistant Secretary, Director	September 30, 2015
Stephen Green

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Centreville, State of Virginia, on September 30, 2015.

CARFAX, Inc.

By:	/s/ Stephen Green
	Name:	Stephen Green
	Title:	Executive Vice President & Assistant Secretary

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerre L. Stead, Todd S. Hyatt and Stephen Green, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities, in the locations and on the dates indicated.

Signature	Title	Date

/s/ Richard Raines	President, Director (Principal Executive Officer)	September 30, 2015
Richard Raines

/s/ Lan Luu	Vice President (Principal Financial Officer)	September 30, 2015
Lan Luu

/s/ Heather Matzke-Hamlin	Chief Accounting Officer (Principal Accounting Officer)	September 30, 2015
Heather Matzke-Hamlin

/s/ Jonathan Gear	Director	September 30, 2015
Jonathan Gear

/s/ Stephen Green	Executive Vice President & Assistant Secretary, Director	September 30, 2015
Stephen Green

EXHIBIT INDEX

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

3.1	Amended and Restated Certificate of Incorporation of IHS Inc. (2)

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of IHS Inc. (3)

3.3	Amended and Restated Bylaws of IHS Inc.(4)

3.4	Certificate of Incorporation of IHS Holding Inc. (f/k/a TBGIS Inc.) (5)

3.5	Certificate of Amendment of Certificate of Incorporation of IHS Holding Inc. (f/k/a TBGIS Inc.) (5)

3.6	Certificate of Amendment of Certificate of Incorporation of IHS Holding Inc. (f/k/a TBG Information Systems, Inc.) (5)

3.7	Certificate of Amendment of Certificate of Incorporation of IHS Holding Inc. (f/k/a Information Handling Services Group Inc.) (5)

3.8	By-laws of IHS Holding Inc. (f/k/a TBGIS Inc.) (5)

3.9	Certificate of Incorporation of IHS Global Inc. (f/k/a TBG Information Co. Inc.) (5)

3.10	Certificate of Amendment of Certificate of Incorporation of IHS Global Inc. (f/k/a TBG Information Co. Inc.) (5)

3.11	Certificate of Amendment of Certificate of Incorporation of IHS Global Inc. (f/k/a Information Handling Services Inc.) (5)

3.12	Certificate of Correction of IHS Global Inc. (f/k/a IHS International Inc.) (5)

3.13	By-laws of IHS Global Inc. (f/k/a TBG Information Co. Inc.) (5)

3.14	Certificate of Incorporation of R.L. Polk & Co. (5)

3.15	Certificate of Amendment of Certificate of Incorporation of R.L. Polk & Co. (5)

3.16	Certificate of Amendment of Certificate of Incorporation of R.L. Polk & Co. (5)

3.17	Certificate of Amendment of Certificate of Incorporation of R.L. Polk & Co. (5)

3.18	Certificate of Amendment of Certificate of Incorporation of R.L. Polk & Co. (5)

3.19	Restated and Amended Bylaws of R.L. Polk & Co. (5)

3.20	Restated Articles of Incorporation of CARFAX, Inc. (5)

3.21	Certificate of Amendment of Articles of Incorporation of CARFAX, Inc. (5)

3.22	Bylaws of CARFAX, Inc. (5)

4.1	Form of Class A Common Stock Certificate (6)

4.2	Form of Rights Agreement between IHS Inc. and Computershare Trust Company, Inc., as Rights Agent (6)

Exhibit No.	Document

4.3	Agreement of Substitution and Amendment of Rights Agreement by and between IHS Inc. and American Stock Transfer and Trust Company, LLC, as Rights Agent, dated as of January 20, 2009 (7)

4.4**	Form of Senior Indenture

4.5*	Form of Senior Note

4.6**	Form of Subordinated Indenture

4.7*	Form of Subordinated Note

4.8*	Form of Warrant Agreement

4.9*	Form of Purchase Contract

4.10*	Form of Unit Agreement

4.11*	Form of Deposit Agreement

4.12*	Form of Deposit Receipt

5.1**	Opinion of Davis Polk & Wardwell LLP

5.2**	Opinion of K&L Gates LLP

12.1**	Computation of Consolidated Ratio of Earnings to Fixed Charges

23.1**	Consent of Ernst & Young LLP

23.2**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

23.3**	Consent of K&L Gates LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (included on the signature page of the Registration Statement)

25.1*	Statement of Eligibility on Form T-1 of Trustee

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K which will be incorporated by reference herein.

**	Filed herewith.

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Periodic Report on Form 8-K dated July 16, 2013, and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the period ended May 31, 2009, and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the period ended November 30, 2010, and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the period ended November 30, 2011, and incorporated herein by reference.

(5)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-4 (No. 333-205369) of the Registrant filed on June 30, 2015, as amended, and incorporated herein by reference.

(6)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-1 (No. 333-122565) of the Registrant filed on February 4, 2005, as amended, and incorporated herein by reference.

(7)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Annual Report on Form 10-K for the period ended November 30, 2008, and incorporated herein by reference.